EXHIBIT 10.2

                        AMENDMENT NO. 1 TO
                       EMPLOYMENT AGREEMENT



     AMENDMENT NO. 1 dated as of November 1, 1998 to the Employment Agreement dated November 1, 1998 between JLM Couture, Inc., a Delaware corporation (the "Company"), with offices at 225 West 37th Street, Fifth Floor, New York, NY 10018, and Lazaro Perez, an individual with a residence set forth on Schedule A attached hereto (the "Employee").

                       W I T N E S S E T H

     WHEREAS, the Company has employed the Employee as an exclusive designer of bridal gowns and related apparel (the "Products") pursuant to the terms of an Employment Agreement between the Company and the Employee dated November 1, 1998 (the "Agreement"); and
     WHEREAS, the Company and the Employee desire to amend the terms of the Agreement upon the terms and conditions stated herein.
     NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties hereby agree as follows:
          1. Amendment to Paragraph 5. Section 5(i) of the Agreement is amended as follows:
           5. Compensation. For the full, prompt and faithful performance of all of the duties and services to be performed by Employee hereunder, the Company agrees to pay, and Employee agrees to accept, the amount set forth below.
               (i) If the Employee is employed by the Company on January 1, 1999, then the Company shall issue the Employee as a bonus for no additional compensation the consideration set forth in Paragraph (a) of Schedule B attached hereto and made a part hereof. In the event that Employee voluntarily terminates his employment with the Company or the Employee's employment is terminated for cause (as defined in the Agreement) by the Company, then the Employee shall return to the Company the amount of additional compensation paid to the Employee pursuant to Schedule B as set forth in Paragraph (b) of Schedule B."
          2. Supersedes Prior Agreement. The foregoing provisions shall control and supersede the relevant provisions of the Agreement, which, in all other respects, shall otherwise remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.
                                   JLM COUTURE, INC.


                                   By:/s/Joseph L. Murphy
                                      Joseph L. Murphy, President


                                   /s/Lazaro Perez
                                   Lazaro Perez